Exhibit 3.39

D1138005
File # 201217910020

LLC-1A

State of California Secretary of State 1610030 out Limited Liability Company Articles of Organization - Conversion	FILED In the Office of the Secretary of State of the State of California JUN 26 2012 This Space For Filing Use Only

IMPORTANT — Read all instructions before completing this form.

Converted Entity Information

1.

NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company,” or the abbreviations “LLC” or “L.L.C.” The words “Limited” and “Company” may be abbreviated to “Ltd.” and “Co.,” respectively.)

Eastern Sierra Energy Company LLC

2.	THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)

	☐ ONE MANAGER	☐ MORE THAN ONE MANAGER	☒ ALL LIMITED LIABILITY COMPANY MEMBER(S)

4.	MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE		CITY	STATE	ZIP CODE
	211 Carnegie Center		Princeton	NJ	08540

5.

NAME OF AGENT FOR SERVICE OF PROCESS (Item 5: Enter the name of the agent for service of process. The agent may be an Individual residing in California or a corporation that has filed a certificate pursuant to California Corporations Code section 1505, Item 6: If the agent is an Individual, enter the agent’s business or residential address in California, Item 7: If the converting entity is a California limited partnership, enter the mailing address of the Individual or corporate agent.  Check the box and omit the mailing address if the agent’s mailing address is the same as the address in Item 6.)

CT Corporation System

6.	IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA		CITY	STATE	ZIP CODE
CA

7.	MAILING ADDRESS OF AGENT FOR SERVICE OF PROCESS		CITY	STATE	ZIP CODE
	818 West Seveth Street		Los Angeles	CA	90017

☐ THE MAILING ADDRESS OF THE AGENT FOR SERVICE OF PROCESS IS THE SAME AS THE AGENT’S BUSINESS OR RESIDENTIAL ADDRESS IN ITEM 6.

Converting Entity Information

8.	NAME OF CONVERTING ENTITY

Eastern Sierra Energy Company

9.	FORM OF ENTITY	10. JURISDICTION	11. CA SECRETARY OF STATE FILE NUMBER, IF ANY
	Corporation	Delaware	C1610030

12.

THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS

100 shares of Common stock issued and authorized 100%

Additional Information

13.	ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

14.

I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

June 14, 2012
DATE

	/s/ Randall Hickok		Randall Hickok, Vice President
	SIGNATURE OF AUTHORIZED PERSON		TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

	/s/ Jennifer Hein		Jennifer Hein, Secretary
	SIGNATURE OF AUTHORIZED PERSON		TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

LLC-1A (REV 04/2010)			APPROVED BY SECRETARY OF STATE

1610030

FILED In the Office of the Secretary of State of the State of California
MAR 28 1988

/s/ March Fong Eu
MARCH FONG EU, Secretary of State

ARTICLES OF INCORPORATION

OF

EASTERN SIERRA ENERGY COMPANY

I

The name of the corporation is Eastern Sierra Energy Company.

II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than a banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of the corporation’s initial agent for service of process are:

Alan M. Fenning
18872 MacArthur Boulevard, Suite 400
Irvine, California 92715

IV

This corporation is authorized to issue only one class of shares, which shall be designated “common” shares. The total authorized number of such shares authorized to be issued is ten thousand (10,000) shares.

Dated:	March 24, 1988.

/s/ Douglas B. Whiting
Douglas B. Whiting